                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A

                                AMENDMENT NO. 1

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):  JULY 16, 2001


                                  CONOCO INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                     1-14521                  (51-0370352)
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)


                          600 NORTH DAIRY ASHFORD ROAD
                              HOUSTON, TEXAS 77079
             (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code: 281-293-1000

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

 (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

       1) The following are filed as Exhibit 99.1 to this Current Report on Form 8-K/A:

           (a) Management's Responsibility for Financial Statements.
           (b) Auditor's Report on the consolidated financial statements of Gulf Canada Resources Limited as at December 31, 2000 and 1999 and for the three-year period ended December 31, 2000.
           (c) Consolidated Statements of Earnings (Loss) and Retained Earnings (Deficit) of Gulf Canada Resources Limited for the years ended December 31, 2000, 1999 and 1998;
           (d) Consolidated Statements of Cash Flows of Gulf Canada Resources Limited for the years ended December 31, 2000, 1999 and 1998;
           (e) Consolidated Statements of Financial Position of Gulf Canada Resources Limited as of December 31, 2000 and 1999;
           (f) Accompanying Summary of Significant Accounting Policies and Notes to Consolidated Financial Statements of Gulf Canada Resources Limited; and
           (g) Unaudited Supplemental Information of Gulf Canada Resources Limited.

       2) The following are filed as Exhibit 99.2 to the Current Report on Form 8-K/A:

           (a) Unaudited Consolidated Statements of Earnings and Retained Earnings (Deficit) of Gulf Canada Resources Limited for the three months and six months ended June 30, 2001 and 2000;
           (b) Unaudited Consolidated Statements of Cash Flows of Gulf Canada Resources Limited for the three months and six months ended
               June 30, 2001 and 2000;
           (c) Unaudited Consolidated Statements of Financial Position of Gulf Canada Resources Limited as of June 30, 2001 and December 31, 2000; and
           (d) Accompanying Notes to Unaudited Interim Consolidated Financial Statements of Gulf Canada Resources Limited.

 (b)  PRO FORMA FINANCIAL INFORMATION

      UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

          The following unaudited pro forma condensed financial statements have been prepared to illustrate the estimated effect of the acquisition of Gulf Canada Resources Limited (Gulf Canada) on Conoco Inc. (Conoco) under the purchase method of accounting. The unaudited pro forma condensed balance sheet assumes that the transaction was consummated on June 30, 2001. The unaudited pro forma condensed statements of income for the year ended December 31, 2000 and the six months ended June 30, 2001 assume that the transaction was consummated on January 1, 2000. The unaudited pro forma condensed statement of income for the year ended December 31, 2000 also gives effect to the acquisition (that closed effective November 6, 2000) of Crestar Energy Inc. (Crestar) by Gulf Canada as if the acquisition had occurred on January 1, 2000. The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements of Conoco and Gulf Canada, including the notes thereto, included elsewhere in this Current Report on Form 8-K/A. The unaudited pro forma condensed financial statements do not reflect any anticipated cost savings or any synergies that are anticipated to result from the Gulf Canada acquisition as there can be no assurance that any such cost savings or synergies will occur.

          These financial statements do not purport to represent what the results of operations or financial position of Conoco would actually have been if the acquisition had in fact occurred on such dates or project the results of operations or financial position of Conoco for any future date or period. Additionally, the unaudited pro forma condensed statements of income exclude non-recurring charges made in the third quarter of 2001 resulting from the consummation of the transaction. These unaudited pro forma condensed financial statements are presented in accordance with U.S. GAAP under the successful efforts method of accounting for oil and gas properties.

   This Current Report on Form 8-K/A includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the words "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions we cannot predict, and are based upon assumptions as to future events that may not prove accurate. Among the factors that could cause such differences are:

  .  changes in crude oil and natural gas prices;

  .  changes in refining and marketing margins;

  . potential failure to achieve, and potential delays in achieving, expected reserve or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas;

  .  unsuccessful exploratory drilling activities;

  .  failure of new products and services to achieve market acceptance;

  . unexpected delays and difficulties in constructing or repairing company manufacturing and refining facilities;

  . unexpected difficulties in manufacturing, transporting or refining synthetic crude oil;

  .  general domestic and international economic and political conditions;

  .  the ability to meet government regulations;

  . potential disruption or interruption of our facilities due to accidents or political events;

  .  international monetary conditions and exchange controls;

  .  liabilities for remedial actions under environmental regulations;

  .  liability resulting from litigation; and

  .  changes in tax and other laws applicable to our business.


                                                            CONOCO INC.
                                              PRO FORMA CONDENSED STATEMENT OF INCOME
                                                   YEAR ENDED DECEMBER 31, 2000
                                                            (UNAUDITED)

                                                                  GULF CANADA
                                                     CONOCO       HISTORICAL*                          PRO FORMA         PRO FORMA
                                                   HISTORICAL     (U.S. GAAP)     CRESTAR (a5)        ADJUSTMENTS        CONDENSED
                                                 -------------  --------------   --------------   --------------------- -----------
                                                                             (IN MILLIONS, EXCEPT PER SHARE)
Revenues
 Sales and other operating revenues............. $      38,737  $        1,464   $          473   $            --       $    40,674
 Equity in earnings of affiliates...............           277             (25)              --                --               252
 Other income...................................           273              66               --                --               339
                                                 -------------  --------------   --------------   ---------------       -----------
   Total revenues...............................        39,287           1,505              473                --            41,265
                                                 -------------  --------------   --------------   ---------------       -----------
Costs and expenses
 Cost of goods sold.............................        23,921             301               --                --            24,222
 Operating expenses.............................         2,215             329               80                --             2,624
 Selling, general & administrative expenses.....           794              33               22                --               849
 Exploration expenses...........................           279              90               14               (16) (a3)         367
 Depreciation, depletion and amortization.......         1,301             269              106               176  (a1)       1,852
 Taxes other than on income.....................         6,981               5               --                --             6,986
 Interest and debt expense......................           338             184               37               217  (a2)         776
 Minority interest..............................            --              23               --                22  (a6)          45
                                                 -------------  --------------   --------------   ---------------       -----------
   Total costs and expenses.....................        35,829           1,234              259               399            37,721
                                                 -------------  --------------   --------------   ---------------       -----------
Income before income taxes......................         3,458             271              214              (399)            3,544
Provision for income taxes......................         1,556             200              102              (204) (a4)       1,654
                                                 -------------  --------------   --------------   ---------------       -----------
Net income...................................... $       1,902  $           71   $          112   $          (195)      $     1,890
                                                 =============  ==============   ==============   ===============       ===========
Earnings per share
 Basic.......................................... $        3.05                                                          $      3.03
 Diluted........................................ $        3.00                                                          $      2.99
Weighted-average number of shares
 outstanding
 Basic..........................................           624                                                                  624
 Diluted........................................           633                                                                  633
___________________
*  See note 3

                           See accompanying notes to unaudited pro forma condensed financial statements.

                                                            CONOCO INC.
                                              PRO FORMA CONDENSED STATEMENT OF INCOME
                                                  SIX MONTHS ENDED JUNE 30, 2001
                                                            (UNAUDITED)

                                                                          GULF CANADA
                                                            CONOCO        HISTORICAL*         PRO FORMA           PRO FORMA
                                                          HISTORICAL      (U.S. GAAP)        ADJUSTMENTS          CONDENSED
                                                        -------------   --------------   ---------------------   -----------
                                                                           (IN MILLIONS, EXCEPT PER SHARE)
Revenues
 Sales and other operating revenues.................    $      20,795   $        1,176   $            --         $    21,971
 Equity in earnings of affiliates...................               80               (3)               --                  77
 Other income.......................................              145               24                --                 169
                                                        -------------   --------------   ---------------         -----------
  Total revenues....................................           21,020            1,197                --              22,217
                                                        -------------   --------------   ---------------         -----------
Costs and expenses
 Cost of goods sold.................................           12,756              243                --              12,999
 Operating expenses.................................            1,314              235                --               1,549
 Selling, general & administrative expenses.........              404               36                --                 440
 Exploration expenses...............................               93               57                 2  (a3)           152
 Depreciation, depletion and amortization...........              691              213                31  (a1)           935
 Taxes other than on income.........................            3,374                5                --               3,379
 Interest and debt expense..........................              142               70               108  (a2)           320
 Minority interest..................................               --                7                11  (a6)            18
                                                        -------------   --------------   ---------------         -----------
  Total costs and expenses..........................           18,774              866               152              19,792
                                                        -------------   --------------   ---------------         -----------
Income before income taxes and accounting change....            2,246              331              (152)              2,425
Provision for income taxes..........................            1,078              146               (82) (a4)         1,142
                                                        -------------   --------------   ---------------         -----------
Income before accounting change.....................    $       1,168   $          185   $           (70)        $     1,283
                                                        =============   ==============   ===============         ===========
Earnings per share before accounting change
 Basic..............................................    $        1.87                                            $      2.05
 Diluted............................................    $        1.84                                            $      2.02
Weighted-average number of shares outstanding
 Basic..............................................              625                                                    625
 Diluted............................................              636                                                    636
_________________
*  See note 3

                           See accompanying notes to unaudited pro forma condensed financial statements.

                                                            CONOCO INC.
                                                 PRO FORMA CONDENSED BALANCE SHEET
                                                           JUNE 30, 2001
                                                            (UNAUDITED)

                                                                          GULF CANADA
                                                            CONOCO        HISTORICAL*            PRO FORMA           PRO FORMA
                                                          HISTORICAL      (U.S. GAAP)           ADJUSTMENTS          CONDENSED
                                                        -------------   --------------   -------------------------  -----------
                                                                                       (IN MILLIONS)
ASSETS
Current assets
 Cash and cash equivalents..........................    $         593   $          253   $            --            $       846
 Cash restricted in use.............................               --               51                --                     51
 Accounts and notes receivables.....................            1,767              292                --                  2,059
 Inventories........................................              977               29                --                  1,006
 Prepaid expenses and other current assets..........              663               81                77   (b1)             821
                                                        -------------   --------------   ---------------            -----------
  Total current assets..............................            4,000              706                77                  4,783
Net property, plant and equipment...................           12,089            4,860            (4,860)  (b2)
                                                                                                   5,815   (b3)          17,904
Investments in affiliates...........................            1,897              179               (34)  (b10)          2,042
Goodwill............................................               --               --             2,633   (b4)           2,633
Other and intangible assets.........................              639               75               (47)  (b5,b6)          667
                                                        -------------   --------------   ---------------            -----------
Total assets........................................    $      18,625   $        5,820   $         3,584            $    28,029
                                                        =============   ==============   ===============            ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable...................................    $       1,668   $          279   $            --            $     1,947
 Short-term borrowings and capital lease
  obligations.......................................               63               --                --                     63
 Income and other taxes payable.....................              682                1                --                    683
 Current portion of long-term debt..................               --              126                --                    126
 Current portion of long-term liabilities...........               --               21                --                     21
 Other current liabilities..........................            1,290              108               110   (b9)
                                                                                                   3,850   (b7)
                                                                                                      51   (b8)           5,409
                                                        -------------   --------------   ---------------            -----------
  Total current liabilities.........................            3,703              535             4,011                  8,249
Long-term borrowings and capital lease obligations..            4,300            1,447                99   (b14)
                                                                                                     650   (b7)           6,496
Deferred income taxes...............................            2,089            1,467               509   (b11)          4,065
Other liabilities and deferred credits..............            1,910              198               (65)  (b12)          2,043
                                                        -------------   --------------   ---------------            -----------
  Total liabilities.................................           12,002            3,647             5,204                 20,853
                                                        -------------   --------------   ---------------            -----------
Minority interest...................................              154              172               381   (b15)            707
Stockholders' equity
 Class A common stock, $.01 par value...............                2               --                --                      2
 Class B common stock, $.01 par value...............                4               --                --                      4
 Gulf Canada's preferred stock......................               --              381              (381)  (b15)             --
 Common stock.......................................               --            1,994            (1,994)  (b13)             --
 Additional paid-in capital.........................            4,948                9                (9)  (b13)          4,948
 Retained earnings (deficit)........................            2,402             (363)              363   (b13)          2,402
 Accumulated other comprehensive income (loss)......             (782)             (20)               20   (b13)           (782)
 Treasury stock, at cost............................             (105)              --                --                   (105)
                                                        -------------   --------------   ---------------            -----------
  Total stockholders' equity........................            6,469            2,001            (2,001)                 6,469
                                                        -------------   --------------   ---------------            -----------
Total liabilities and stockholders' equity..........    $      18,625   $        5,820   $         3,584            $    28,029
                                                        =============   ==============   ===============            ===========

_____________________
*  See note 3

                           See accompanying notes to unaudited pro forma condensed financial statements.

                                  (UNAUDITED)
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


1.   BASIS OF PRESENTATION

     The unaudited pro forma condensed statements of income of Conoco for the year ended December 31, 2000, and the six months ended June 30, 2001, and the unaudited pro forma condensed balance sheet as of June 30, 2001 (collectively the unaudited pro forma condensed financial statements) have been prepared to illustrate the estimated effect of the acquisition of Gulf Canada on Conoco under the purchase method of accounting. The unaudited pro forma condensed statements of income have been prepared as if the acquisition of Gulf Canada by Conoco had occurred on January 1, 2000. The unaudited pro forma condensed statement of income for the year ended December 31, 2000 also gives effect to the acquisition (that closed effective November 6, 2000) of Crestar by Gulf Canada as if the acquisition had occurred on January 1, 2000. The unaudited pro forma condensed balance sheet has been prepared as if the acquisition had occurred on June 30, 2001. The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements of Conoco and Gulf Canada, including the notes thereto, included elsewhere in this Current Report on Form 8-K/A.

     The unaudited pro forma condensed financial statements do not purport to represent what the results of operations or financial position of Conoco would actually have been if the acquisition had in fact occurred on such dates or to project the results of operations or financial position of Conoco for any future date or period. Additionally, the unaudited pro forma condensed statements of income exclude non-recurring charges made in the third quarter of 2001 resulting from the consummation of the transaction. The pro forma adjustments are based upon currently available information and contain certain estimates and assumptions. Management believes the estimates and assumptions provide a reasonable basis for presenting the significant effects of the acquisition, and that the pro forma adjustments give appropriate effect to these estimates and assumptions and are properly applied in the unaudited pro forma condensed financial statements. The purchase price allocation is subject to changes as additional information becomes available including the identification and valuation of intangible assets. Management does not believe the final purchase price allocation will differ materially from the estimated purchase price allocation or that any adjustments to identifiable intangible assets would materially affect related statement of income amortization expense. These unaudited pro forma condensed financial statements are presented in accordance with U.S. GAAP under the successful efforts method of accounting for oil and gas properties.

2.   PRO FORMA ADJUSTMENTS

     The following is a description of each of the pro forma adjustments.

     (a) Unaudited Pro Forma Condensed Statements of Income

         1. Incremental depreciation, depletion and amortization expense for Gulf Canada and Crestar based on the step-up to estimated fair value of the assets assuming the acquisition occurred on January 1, 2000. Oil and gas properties are depreciated on a unit-of-production basis using estimated proved reserve quantities attributable to Gulf Canada.

         2. Additional pro forma interest expense related to the borrowing of $4,500 necessary to fund the Gulf Canada acquisition. This entry assumes that the borrowing occurred on January 1, 2000. Interest expense calculations are based on Conoco's $4,500 senior unsecured 364-day bridge credit facility used to fund the acquisition. Interest expense was calculated using an effective interest rate of approximately 4.76 percent. This rate was based on a July 1, 2001 LIBOR three-month rate of approximately 3.83 percent. A 1/8th percent change in the effective interest rate would change interest expense by $6 for the year ended December 31, 2000 and $3 for the six months ended June 30, 2001. Conoco intends to refinance the 364-day bridge credit facility of $4,500 in the capital markets prior to its expiration.

         3. Incremental undeveloped leasehold amortization expense based on the estimated fair value of the undeveloped leaseholds acquired. During 2000, Gulf Canada recorded an impairment of undeveloped leaseholds, which has been reflected in the fair value allocated by Conoco as of June 30, 2001. This resulted in a pro forma adjustment to decrease amortization expense in the pro forma condensed income statement for the year ended December 31, 2000.

                                  (UNAUDITED)
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


         4. Income tax benefit related to purchase price adjustments, which was calculated using a blended statutory rate of 43 percent for cost and expense items with the exception of interest expense, which was calculated using a rate of 58 percent reflecting the deductibility of interest expense in both Canada and the U.S.

         5. Estimated income effects of the Crestar acquisition by Gulf Canada for the first ten months of 2000. Gulf Canada purchased Crestar effective November 6, 2000. The historical consolidated financial statements of Crestar were prepared under Canadian GAAP and in Canadian dollars. The Crestar statement of income for the period ended November 5, 2000 has been converted to U.S. GAAP using the successful efforts method of accounting for oil and gas properties and converted to U.S. dollars using the average exchange rate of approximately .69 for the period ended November 5, 2000.

         6. Recognition of Gulf Canada's preferred stock dividend. Gulf Canada reflected preferred stock in the stockholders' equity section of the balance sheet. Conoco reflects these shares as a minority interest as after the acquisition such shares represent preferred stock of a subsidiary.

     (b) Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2001

         1. Adjustment primarily reflects an asset as of June 30, 2001 associated with cash collected by Gulf Canada between the July 1, 2001 accounting date of the business combination and the July 16, 2001 effective date for stock options exercised by Gulf Canada employees. The shares issued upon exercise of these options were issued and outstanding as of July 16, 2001 and therefore were shares purchased by Conoco at the acquisition date.

         2. Reversal of Gulf Canada's historical property, plant and equipment balances and the related accumulated depreciation, depletion and amortization.

         3. Estimated fair value of Gulf Canada's property, plant and equipment. Proved properties were valued at $4,192, unproved properties at $1,526 and other properties and equipment at $97.

         4. Goodwill associated with the acquisition of Gulf Canada pursuant to the purchase method of accounting. Goodwill will be reviewed for impairment under the rules of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of," until adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002.

         5. This adjustment primarily relates to the reversal of deferred debt issuance costs recorded on Gulf Canada's historical financial statements. Gulf Canada's existing debt is adjusted to fair value.

         6. Reflects preliminary assessment of fair value of identifiable intangible assets of $7.

         7. Conoco incurred additional debt to fund the Gulf Canada acquisition. Conoco executed a $4,500 senior unsecured 364-day bridge credit facility on June 29, 2001. The total amount of the facility was drawn on July 16, 2001. The $4,500 debt is reflected as $650 in long-term debt based on Conoco's five-year committed credit facility with over two years remaining. The balance of $3,850 is reflected as short-term debt in other current liabilities. Conoco intends to refinance the 364-day bridge credit facility of $4,500 in the capital markets prior to its expiration.

         8.  Additional debt incurred to fund the Gulf Canada acquisition.

         9. Reflects an adjustment for certain fixed price physical commodity contracts to their estimated fair values and the accrual of acquisition related costs.

        10. Adjustment of Gulf Canada's historical investment in affiliates, primarily Petrovera Resources, to estimated fair values.

                                  (UNAUDITED)
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


        11. Reflects the pro forma deferred income tax effect of the fair value adjustments related to the merger in accordance with the purchase method of accounting.

        12. Adjustment of Gulf Canada's historical liabilities primarily to reflect the reversal of abandonment liabilities, which are included in the fair values of the producing oil and gas properties acquired.

        13. Elimination of Gulf Canada's historical stockholders' equity in accordance with the purchase method of accounting.

        14.  Adjust Gulf Canada's existing debt to fair value.

        15. Gulf Canada reflected preferred stock in the stockholders' equity section of the balance sheet. Conoco reflects these shares as a minority interest as after the acquisition such shares represent preferred stock of a subsidiary.

     (c) Calculation and allocation of the purchase price to the assets acquired and liabilities assumed based on their relative fair market values


         CALCULATION OF THE PURCHASE PRICE FOR ASSETS ACQUIRED
           Cash paid for stock purchased................................ $ 4,551
           Other purchase price costs (e.g. fees, etc.).................      20
                                                                         -------
             Total purchase price for common equity.....................   4,571

         Plus fair market value of liabilities assumed
           Current and other liabilities................................     632
           Debt.........................................................   1,672
           Deferred tax.................................................   1,976
           Minority interest............................................     553
                                                                         -------
             Total liabilities and minority interest....................   4,833
                                                                         -------
         Total purchase price for assets acquired....................... $ 9,404
                                                                         =======

         ALLOCATION OF PURCHASE PRICE FOR ASSETS ACQUIRED
           Property, plant and equipment................................ $ 5,815
           Goodwill.....................................................   2,633
           All other assets, including intangibles......................     956
                                                                         -------
         Total...........................................................$ 9,404
                                                                         =======

             The purchase price allocation is subject to changes as additional information becomes available including the identification and valuation of intangible assets. Management does not believe the final purchase price allocation will differ materially from the estimated purchase price allocation or that any adjustments to identifiable intangible assets would materially affect related statement of income amortization expense.

                                  (UNAUDITED)
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


3.  GULF CANADA'S PRO FORMA FINANCIAL STATEMENTS

  The historical consolidated financial statements of Gulf Canada were prepared under Canadian GAAP and in Canadian dollars. For these unaudited pro forma condensed financial statements, the historical financial information of Gulf Canada has been converted to U.S. GAAP, conformed to Conoco's presentation and converted to U.S. dollars using the average exchange rates for the six month period ended June 30, 2001 of .65 and for the year ended December 31, 2000 of
 .67. The balance sheet was converted to U.S. dollars using a June 30, 2001 exchange rate of .66.

                                                   GULF CANADA RESOURCES LIMITED
                                              PRO FORMA CONDENSED STATEMENT OF INCOME
                                             CONVERSION TO U.S. GAAP AND U.S. DOLLARS


                                                                        YEAR ENDED DECEMBER 31, 2000
                                    -----------------------------------------------------------------------------------------------
                                                                     CANADIAN DOLLARS                                  U.S. DOLLARS
                                    -------------------------------------------------------------------------------   --------------
                                       GULF CANADA        CANADIAN TO          CONFORMING             GULF CANADA       GULF CANADA
                                       HISTORICAL          U.S. GAAP          PRESENTATION             HISTORICAL        HISTORICAL
                                     (CANADIAN GAAP)      ADJUSTMENTS          ADJUSTMENTS             (U.S. GAAP)       (U.S. GAAP)
                                    ----------------  --------------------  ----------------         --------------    -------------
Revenues
 Net oil and gas................... $          1,774  $         411  (5,7)  $             --         $        2,185    $      1,464
 Equity in earnings of affiliates..               --            (38) (5)                  --                    (38)            (25)
 Other.............................               24            (20) (5)                  95  (10)               99              66
                                    ----------------  -------------         ----------------         --------------    ------------
  Total revenues...................            1,798            353                       95                  2,246           1,505
                                    ----------------  -------------         ----------------         --------------    ------------
Costs and expenses
 Cost of goods sold................               --            449  (7)                  --                    449             301
 Operating.........................              411             61  (5,7)                19  (9,11)            491             329
 Exploration.......................               85             (2) (5)                  52  (8)               135              90
 General and administrative........               45              5  (7)                  --                     50              33
 Depreciation, depletion and
  amortization.....................              579           (126) (3,5)               (52) (8)               401             269
 Taxes other than income...........               --             --                        7  (9)                 7               5
 Net (gain) loss on asset disposals
  and provision for other losses...              (86)            (9) (1,5)                95  (10)               --              --
 Pension settlement and
  restructuring charges............                4             22  (2)                 (26) (11)               --              --
 Finance charges, net..............              277             (3) (5)                  --                    274             184
 Income tax expense (recovery).....              300             (1) (4)                  --                    299             200
 Minority interest.................               35             --                       --                     35              23
                                    ----------------  -------------         ----------------         --------------    ------------
  Total costs and expenses.........            1,650            396                       95                  2,141           1,434
                                    ----------------  -------------         ----------------         --------------    ------------
Earnings (loss) for the year....... $            148  $         (43)        $             --         $          105    $         71
                                    ================  =============         ================         ==============    ============


                                  NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONTINUED)
                                                            (UNAUDITED)
                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


                                                   GULF CANADA RESOURCES LIMITED
                                              PRO FORMA CONDENSED STATEMENT OF INCOME
                                             CONVERSION TO U.S. GAAP AND U.S. DOLLARS


                                                                     SIX MONTHS ENDED JUNE 30, 2001
                                    -----------------------------------------------------------------------------------------------
                                                                     CANADIAN DOLLARS                                  U.S. DOLLARS
                                    -------------------------------------------------------------------------------   --------------
                                       GULF CANADA        CANADIAN TO          CONFORMING             GULF CANADA       GULF CANADA
                                       HISTORICAL          U.S. GAAP          PRESENTATION             HISTORICAL        HISTORICAL
                                     (CANADIAN GAAP)      ADJUSTMENTS          ADJUSTMENTS             (U.S. GAAP)       (U.S. GAAP)
                                    ----------------  --------------------  ----------------         --------------    -------------
Revenues
 Net oil and gas................... $          1,406  $         403  (5,7)  $             --         $        1,809    $      1,176
 Equity in earnings of affiliates..               --             (4) (5)                  --                     (4)             (3)
 Other.............................                1             --                       36  (10)               37              24
                                    ----------------  -------------         ----------------         --------------    ------------
   Total revenues..................            1,407            399                       36                  1,842           1,197
                                    ----------------  -------------         ----------------         --------------    ------------
Costs and expenses
 Cost of goods sold................               --            374  (7)                  --                    374             243
 Operating.........................              308             56  (5,7)                (3) (9,11)            361             235
 Exploration.......................               80             (2) (5)                  10  (8)                88              57
 General and administrative........               51              5  (7)                  --                     56              36
 Depreciation, depletion and
  amortization.....................              372            (34) (3,5)               (10) (8)               328             213
 Taxes other than on income........               --             --                        7  (9)                 7               5
 Net (gain) loss on asset disposals
  and provision for other
  losses...........................               --            (36) (1,6)                36  (10)               --              --
 Restructuring charges.............                4             --                       (4) (11)               --              --
 Finance charges, net..............              110             (2) (5)                  --                    108              70
 Income tax expense................              212             13  (4)                  --                    225             146
 Minority interest.................               11             --                       --                     11               7
                                    ----------------  -------------         ----------------         --------------    ------------
 Total costs and expenses..........            1,148            374                       36                  1,558           1,012
                                    ----------------  -------------         ----------------         --------------    ------------
Earnings........................... $            259  $          25         $             --         $          284    $        185
                                    ================  =============         ================         ==============    ============


                                  NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONTINUED)
                                                            (UNAUDITED)
                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE)



                                                   GULF CANADA RESOURCES LIMITED
                                                 PRO FORMA CONDENSED BALANCE SHEET
                                             CONVERSION TO U.S. GAAP AND U.S. DOLLARS


                                                                                         JUNE 30, 2001
                                                  -------------------------------------------------------------------------------
                                                                           CANADIAN DOLLARS                         U.S. DOLLARS
                                                  --------------------------------------------------------------   --------------
                                                    GULF CANADA              CANADIAN TO          GULF CANADA       GULF CANADA
                                                    HISTORICAL                U.S. GAAP            HISTORICAL        HISTORICAL
                                                  (CANADIAN GAAP)            ADJUSTMENTS           (U.S. GAAP)       (U.S. GAAP)
                                                  ---------------  --------------------------    --------------    -------------
ASSETS
Current Assets
 Cash and short-term investments................  $           386  $            (2) (5)          $          384    $         253
 Cash restricted in use.........................               78               (1) (5)                      77               51
 Accounts receivable............................              487              (44) (5)                     443              292
 Other..........................................              142               25  (5,6)                   167              110
                                                  ---------------  ---------------               --------------    -------------
  Total current assets..........................            1,093              (22)                       1,071              706
Net property, plant and equipment*..............            7,773             (409) (3,5)                 7,364            4,860
Investments in affiliates.......................               --              271  (5)                     271              179
Investments, deferred charges and other assets..              194              (81) (1)                     113               75
                                                  ---------------  ---------------               --------------    -------------
Total assets....................................  $         9,060  $          (241)              $        8,819    $       5,820
                                                  ===============  ===============               ==============    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
 Accounts payable...............................  $           474  $           (52) (5)          $          422    $         279
 Income and other taxes payable.................               --                1                            1                1
 Current portion of long-term debt..............              191               --                          191              126
 Current portion of long-term liabilities.......               32               --                           32               21
 Other..........................................              115               48  (6)                     163              108
                                                  ---------------  ---------------               --------------    -------------
  Total current liabilities.....................              812               (3)                         809              535
Long-term debt..................................            2,193               --                        2,193            1,447
Other long-term liabilities.....................              313              (13) (2,5,6)                 300              198
Future income taxes.............................            2,292              (66) (4,5)                 2,226            1,467
Minority interest...............................              260               --                          260              172
                                                  ---------------  ---------------               --------------    -------------
  Total liabilities.............................            5,870              (82)                       5,788            3,819
                                                  ---------------  ---------------               --------------    -------------

Shareholders' equity
 Senior preference shares.......................              577               --                          577              381
 Ordinary shares................................            3,021               --                        3,021            1,994
 Contributed surplus............................               14               --                           14                9
 Retained earnings (deficit)....................             (391)            (159) (1,2,3,6)              (550)            (363)
 Foreign currency translation adjustment........              (31)              --                          (31)             (20)
                                                  ---------------  ---------------               --------------    -------------
  Total shareholders' equity....................            3,190             (159)                       3,031            2,001
                                                  ---------------  ---------------               --------------    -------------
Total liabilities and shareholders' equity......  $         9,060  $          (241)              $        8,819    $       5,820
                                                  ===============  ===============               ==============    =============

* The June 30, 2001 balance sheet of Gulf Canada included a separate line, "Unallocated cost related to Crestar acquisition," of $450. For purposes of these financial statements, this amount has been grouped with net property, plant and equipment.

                                  (UNAUDITED)
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


    The following adjustments are necessary to restate Gulf Canada's historical financial statements from Canadian GAAP to U.S. GAAP and conform Gulf Canada's presentation to Conoco's presentation.

Canadian GAAP to U.S. GAAP adjustments in Canadian dollars

    1. Under U.S. GAAP, unrealized gains or losses arising on translation of long-term liabilities in foreign funds would be included in earnings in the period in which they arise. The capitalized balance on Gulf Canada's balance sheet of such losses was $75 at June 30, 2001 and $60 at December 31, 2000.

    2. Additional pension and post-retirement expenses of $22 for the year ended December 31, 2000 and an additional liability of $10 at December 31, 2000 and June 30, 2001, recognized under U.S. GAAP.

    3. U.S. GAAP requires that impaired assets (Petrovera Resources) be written down to their fair value, rather than undiscounted future cash flows from use. Accordingly, Gulf Canada would have recognized additional impairment losses of $46 in 2000 and $123 in 1998, which in turn lowers depreciation expense by $8 in 2001 and $14 in 2000.

    4.  The related tax impacts of all U.S. GAAP adjustments.

    5. Gulf Canada accounts for certain companies with less than 100 percent ownership using proportionate consolidation, whereas under U.S. GAAP, these companies would be accounted for under the equity method of accounting. There is no profit and loss impact to these line item reclassifications.

    6. Under U.S. GAAP, Gulf Canada would have been required to adopt SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," effective January 1, 2001. Gulf Canada has not designated any of the derivatives it held at January 1, 2001 as hedges under the provisions of these standards. The adoption of these standards would have resulted in a pre-tax gain of $51 for the period ended
        June 30, 2001 (exclusive of the cumulative effect adjustment) and the recognition of $3 in assets and $62 in liabilities as of June 30, 2001.

    7. Gulf Canada reported revenues net of purchase costs, transportation costs and marketing fees. This entry is made to reflect revenues gross and to reflect purchase costs, transportation costs and marketing fees in the individual line items of cost of goods sold, operating expenses and general and administrative expenses, respectively. There is no profit and loss impact to these line item reclassifications.


Conforming adjustments to reclassify certain amounts in Gulf Canada's historical financial statements to conform to Conoco's presentation

    8. Gulf Canada reflected undeveloped leasehold amortization as depreciation, depletion and amortization expense whereas Conoco reflects undeveloped leasehold amortization as exploration expense, which is consistent with U.S. oil and gas industry practices.

    9. Gulf Canada reflected property taxes as other operating expenses whereas Conoco reflects property taxes as taxes other than income taxes.

   10. Gulf Canada reflected net (gain) loss on asset disposals and provision for other losses in a cost and expense caption. Conoco would reflect this activity in other revenues.

   11. Conoco reflects pension settlements in operating costs whereas Gulf Canada reported these costs separately.

                PRO FORMA CONDENSED SUPPLEMENTAL PETROLEUM DATA
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

ESTIMATED PROVED RESERVES

  The following pro forma estimated reserve quantities, including equity affiliates, show the effect of the acquisition of Gulf Canada as of December 31, 2000.

                                                                                        DECEMBER 31, 2000
                                                                  ---------------------------------------------------------
                                                                                           GULF
                                                                      CONOCO              CANADA
                                                                    HISTORICAL          HISTORICAL            PRO FORMA
                                                                  ---------------      --------------      ----------------
Oil (in millions of barrels) (1)...............................          1,638                 267                  1,905
Gas (in billion cubic feet)....................................          6,053               2,800                  8,853
    _____________________

    1) Oil reserves comprise oil and condensate and natural gas liquids expected to be removed from natural gas deliveries.

ESTIMATED STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

    The following pro forma estimated standardized measure of discounted future net cash flows, including equity affiliates, shows the effect of the acquisition of Gulf Canada as of December 31, 2000.

                                                                                        DECEMBER 31, 2000
                                                                  ---------------------------------------------------------
                                                                                           GULF
                                                                      CONOCO              CANADA
                                                                    HISTORICAL          HISTORICAL            PRO FORMA
                                                                  ---------------      --------------      ----------------
Future cash flows
 Revenues......................................................   $        67,540      $       17,631      $         85,171
 Production costs..............................................           (11,276)             (2,856)              (14,132)
 Development costs.............................................            (3,143)               (914)               (4,057)
 Income tax expense............................................           (20,233)             (5,058)              (25,291)
                                                                  ---------------      --------------      ----------------
Future net cash flows..........................................            32,888               8,803                41,691
Discounted to present value at 10% annual rate.................           (15,112)             (3,998)              (19,110)
                                                                  ---------------      --------------      ----------------
Total..........................................................   $        17,776      $        4,805      $         22,581
                                                                  ===============      ==============      ================

Minority interest's share of standardized discounted net cash
 flow relating to proved reserves..............................   $            --      $          228      $            228
                                                                  ===============      ==============      ================

INFORMATION ON SYNCRUDE PROJECT NOT INCLUDED ABOVE

  In addition to conventional liquids and natural gas proved reserves, Gulf Canada has a 9.03 percent interest in the Syncrude project in Canada. Conoco views the reserves associated with this project and their development as an integral part of total upstream operations. However, U.S. Securities and Exchange Commission regulations define these reserves as mining related and not a part of conventional oil and gas reserves. The following is Gulf Canada's share of reserves and estimated standardized measure of discounted future net cash flows associated with the Syncrude project at December 31, 2000:

                                                                                           GULF
                                                                                          CANADA
                                                                                        HISTORICAL
                                                                                       --------------
Syncrude proved reserves at December 31, 2000 (in millions of barrels)...............          284

  The following estimate of discounted future net cash flows was calculated using December 31, 2000 unescalated prices and costs and a discount rate of 10 percent.

                                                                                           GULF
                                                                                          CANADA
                                                                                        HISTORICAL
                                                                                       --------------
Syncrude estimate of discounted future net cash flows................................      $   663

(c)  EXHIBITS

       23.1  Consent of PricewaterhouseCoopers LLP.

       23.2  Consent of Ernst & Young LLP.

       99.1 Audited Annual Financial Statements and Supplemental Information of Gulf Canada Resources Limited for the year ended December 31, 2000.

       99.2 Unaudited Interim Financial Statements of Gulf Canada Resources Limited for the quarter ended June 30, 2001.

       99.3  Conoco Inc.'s Audited 2000 Consolidated Financial Statements.

             As required by Rule 3-10 of Regulation S-X, Conoco is re-filing its December 31, 2000 financial statements to include note 29 (Subsequent Event) to the consolidated financial statements. The note includes the following sentence: "Conoco intends to file a registration statement to register debt securities, which would be issued by Conoco Funding Company, a wholly owned finance subsidiary organized in June 2001 and fully and unconditionally guaranteed by the parent company, Conoco."

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     CONOCO INC.
                                     (Registrant)




                                     By:         /s/ W. DAVID WELCH
                                     -------------------------------------------
                                                     W. David Welch
                                             (As Duly Authorized Officer and
                                              Principal Accounting Officer)


Date:  September 7, 2001

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                               DESCRIPTION
--------                              -----------
  23.1     Consent of PricewaterhouseCoopers LLP.

  23.2     Consent of Ernst & Young LLP.

  99.1 Audited Annual Financial Statements and Supplemental Information of Gulf Canada Resources Limited for the year ended December 31, 2000.

  99.2 Unaudited Interim Financial Statements of Gulf Canada Resources Limited for the quarter ended June 30, 2001.

  99.3     Conoco Inc.'s Audited 2000 Consolidated Financial Statements.

           As required by Rule 3-10 of Regulation S-X, Conoco is re-filing its December 31, 2000 financial statements to include note 29 (Subsequent Event) to the consolidated financial statements. The note includes the following sentence: "Conoco intends to file a registration statement to register debt securities, which would be issued by Conoco Funding Company, a wholly owned finance subsidiary organized in June 2001 and fully and unconditionally guaranteed by the parent company, Conoco."